SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 19, 2005

(Date of Report)

September 20, 2005

(Date of Earliest Event Reported)

FullCircle Registry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	333-51918 Commission File Number	87-0653761 (IRS Employer I.D. No.)

500 West Jefferson Street, Suite 2310

Louisville,  KY  40202

(Address of Principal Executive Offices)

(502) 540-5112

(Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 20, 2005, in an arms length transaction not involving any affiliates or related parties, FullCircle Registry, Inc. (“FLCR”) completed the acquisition of a 50% interest in American Medical Pharmaceutical Outlet II, Inc. (“AMPO”), a Kentucky corporation, in exchange for 1,500,000 restricted shares of  FLCR common stock, par value $0.001 per share.  The stock portion was valued at approximately $.06 per share.

FLCR received 50% of AMPO’s total issued and outstanding common stock of which 25% of the common stock has voting rights.  In addition, FLCR will pay $20,000 to $25,000 per month for a six month period to AMPO distributed each month on either a weekly or monthly basis or at the end of the first three months, FLCR may issue stock in lieu of cash in order to fulfill its purchase obligation.  If FLCR stock is issued, the amount of restricted common stock shall be 500,000 shares.

The shares were issued to 18 individuals pursuant to an exemption from registration under Rule 506, Regulation D and/or Section 4.2 of the Securities Act of 1933.

Mr. Isaac Boutwell our Chief Executive Officer and Mr. Trent Oakley, our Chief Financial Officer are both shareholders in AMPO. As a result of FLCR’s interest in AMPO, Mr. Boutwell received 12,126 shares of FLCR common stock and Mr. Oakley received 90,940 shares of FLCR.

AMPO is a holding company for prescription fulfillment and assistance programs and companies.  AMPO, LLC was founded in early 2000 by Jimm Axline. In mid-2004, AMPO II, Inc. was formed by AMPO, LLC's shareholders to serve as a holding company for AMPO, LLC, the Rx Relief Network and the Medicine Assistance Program (MAP). In 1997, Mr. Axline founded the National Association for the Terminally Ill (NATI), a 501(c)(3) non-profit organization that serves as a financial hospice for the terminally ill. Both the for-profit (AMPO II, Inc.) and non-profit (NATI) organizations have helped individuals with their prescription needs as well as, from the non-profit side, helped terminally ill people pay utility bills, car payments, house payments and buy groceries. While serving as chairman for NATI, Mr. Axline found that terminally ill individuals were using a large portion of their income to purchase medications. After extensive research, it was found that most pharmaceutical companies have patient assistance programs, through which medications are given free of charge to qualifying individuals. Because of the complex procedures in obtaining these medications, AMPO, LLC was formed to help not only the terminally ill, but other individuals that were taking maintenance medications. While patient assistance programs are free from the pharmaceutical industry, AMPO, LLC charges a small service fee to help guide the patient through the completion of the paperwork and procedures to obtain their medications. Since October 2000, AMPO, LLC and the other affiliated programs have helped thousands of people throughout the U.S. save hundreds of dollars on their prescription needs.

ITEM 5.02.  DEPARTURE OF DIRECTORS

Effective September 20, 2005, Mr. Trent Oakley and Mr. Toby Wolcott resigned from the Board of Directors of the Company.  Both directors resigned to dedicate their time on other activities and had no disagreements with the Company.  Both positions are vacant at the present time.  Mr. Oakley remains as Chief Financial Officer

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of businesses acquired.

None of the conditions of Item 310 paragraph (c)(2) of Regulation S-B exceed 20%, thus financial statements for the business acquired are not required.

          (b)  Pro forma financial information.

None of the conditions of Item 310 paragraph (c)(2) of Regulation S-B exceed 20%, thus pro forma financial information is not required.

Exhibits.

10.0

Purchase Agreement between FullCircle Registry, Inc. and American Medical Pharmaceutical Outlet II, Inc.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FULLCIRCLE REGISTRY, INC.

DATE:  October 19, 2005

By:  /s/ Isaac Boutwell

Isaac Boutwell

President and Chief Executive Officer

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